UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
December 8, 2004

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of	(IRS Employer Identification
incorporation)	Number)

2200 West Parkway Boulevard
Salt Lake City, Utah 84119-2099
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (801) 817-1776

Former name or former address, if changed since last report: Not Applicable

[  ] Written communications pursuant toRule 425 under the Securites Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-12(b))

[  ] Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

1. Amended and Restated Option Agreement

        In consideration of the substantially improved financial performance of Franklin Covey Co. (the “Company”) under the leadership of Robert A. Whitman (“Mr. Whitman”), Chairman of the Board of Directors (the “Board”), and the President and Chief Executive Officer of the Company, Mr. Whitman’s Forgone Compensation (as discussed in Item 1.02 below), and the cancellation of Mr. Whitman’s employment agreement with the Company (as discussed in Item 1.02 below), on December 8, 2004, the Company, among other things, entered into an Amended and Restated Option Agreement (the “Amended Option Agreement”) with Mr. Whitman, which Amended Option Agreement is attached hereto as Exhibit 99.1. The Amended Option Agreement amends and restates the terms of the Option Agreement (the “Original Option Agreement”) entered into by Mr. Whitman and the Company on September 1, 2000. The Original Option Agreement was executed by the Company pursuant to the Franklin Covey Co. 1992 Stock Incentive Plan, as amended from time to time (the “Incentive Plan”), granting Mr. Whitman an option to purchase 1,602,000 shares of common stock of the Company at an exercise price of $14.00 per share (the “Option”).

        The Amended Option Agreement fully vests all Option shares granted thereunder, eliminating the vesting schedule under the Original Option Agreement, and allows Mr. Whitman to exercise the Option thereunder until August 31, 2010, regardless of Mr. Whitman’s earlier termination of employment, death or disability.

        The foregoing summary of the Amended Option Agreement is subject to, and qualified in its entirety by, the Amended Agreement attached to this Current Report on Form 8-K as Exhibit 99.1, and incorporated herein by reference.

2. Agreement for the Issuance of Restricted Shares

        In consideration of the substantially improved financial performance of the Company under the leadership of Mr. Whitman, Chairman of the Board, and the President and Chief Executive Officer of the Company, Mr. Whitman’s Forgone Compensation (as discussed in Item 1.02 below), and the cancellation of Mr. Whitman’s employment agreement with the Company (as discussed in Item 1.02 below), on December 8, 2004, the Company, among other things, entered into an Agreement for the Issuance of Restricted Shares (the “Restricted Shares Agreement”) with Mr. Whitman pursuant to the Incentive Plan, which Restricted Shares Agreement is attached hereto as Exhibit 99.2. Pursuant to the Restricted Shares Agreement, the Company issued 225,000 shares of restricted stock that vest over five years to Mr. Whitman. Vesting is accelerated if the Company achieves specific financial performance objectives. If Mr. Whitman’s employment were to terminate prior to vesting for any reason except total disability, retirement or death, Mr. Whitman would forfeit all restricted shares that have not yet vested.

        Prior to vesting, the restricted shares held by Mr. Whitman pursuant to the Restricted Shares Agreement entitle him to both voting and dividend rights with respect to the restricted shares. Prior to vesting, Mr. Whitman will not be able to pledge, hypothecate, transfer or otherwise dispose of any of the restricted shares.

        The foregoing summary of the Restricted Shares Agreement is subject to, and qualified in its entirety by, the Restricted Shares Agreement attached to this Current Report on Form 8-K as Exhibit 99.2, and incorporated herein by reference.

3. Letter Agreement with Robert A. Whitman

        On December 8, 2004, Mr. Whitman, Chairman of the Board, and the President and Chief Executive Officer of the Company, entered into a letter agreement (the “Letter Agreement”) concerning the cancellation of his employment agreement. The terms of the Letter Agreement are discussed in Item 1.02 below.

        The summary of the Letter Agreement contained in Items 1.01 and 1.02 is subject to, and qualified in its entirety by, the Letter Agreement attached to this Current Report on Form 8-K as Exhibit 99.3, and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

        On December 8, 2004, Mr. Whitman’s employment agreement with the Company (the “Employment Agreement”), dated as of September 1, 2000, by and between Mr. Whitman and the Company, and all obligations under that agreement, were terminated pursuant to the Letter Agreement. A copy of such Employment Agreement is filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on January 11, 2001.

        Although the Employment Agreement’s term extended through August 31, 2007, Mr. Whitman requested that the Employment Agreement be cancelled in order to create parity between himself and other executive officers and to enhance his working partnership with the Board. The Board agreed to Mr. Whitman’s request, and the Employment Agreement was cancelled effective December 8, 2004. Mr. Whitman continues to serve as Chairman of the Board, President and Chief Executive Officer of the Company at the will and pleasure of the Board, on such terms and conditions as the Board and Mr. Whitman from time-to-time agree, consistent with the Company’s Bylaws.

        Mr. Whitman had elected to forgo receipt of any cash compensation from the Company from May 1, 2001 through August 31, 2003 (the “Forgone Compensation”) despite having performed all of his duties and responsibilities contemplated for such period under the terms of the Employment Agreement. In connection with his cancellation of the Employment Agreement, Mr. Whitman has confirmed, pursuant to the Letter Agreement, that he unconditionally forever waives, and releases the Company from, any and all claims, rights or demands he has or may have to the Forgone Compensation.

        The Company has agreed, pursuant to the Letter Agreement, to issue 225,000 shares of restricted stock pursuant to the Restricted Shares Agreement, to accelerate the vesting of 1,602,000 options to purchase common stock, pursuant to the Amended Option Agreement, and to grant 187,000 fully vested shares of the Company’s common stock to Mr. Whitman pursuant to the Incentive Plan. Also, Mr. Whitman will receive a cash bonus based upon the same formula and subject to the same terms and conditions provided to the other executive officers in connection with their restricted share awards on January 26, 2004, if he chooses to make an 83(b) election pursuant to the Internal Revenue Code.

        In addition, the Employment Agreement provided for the Company to pay $2,500,000 in the event of Mr. Whitman’s death or disability. The Organization and Compensation Committee (the “Compensation Committee”) determined that it would be more cost-effective for the Company and tax-effective for Mr. Whitman to restructure the Company’s obligation. Therefore, the Compensation Committee agreed, and the terms of the Letter Agreement contemplate, that the Company would procure, at its expense, a portable 20-year level term life insurance policy on Mr. Whitman’s life with a death benefit of $2,500,000. The Company will also provide Mr. Whitman with sufficient funds to enable him to procure long term disability insurance which, combined with the Company’s current group policy, provides, in the aggregate, monthly long term disability benefits equal to 75% of his fiscal 2005 target cash compensation.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Amended and Restated Option Agreement, dated as of December 8, 2004, by and between the Company and Robert A. Whitman.

99.2	Agreement for the Issuance of Restricted Shares, dated as of December 8, 2004, by and between the Company and Robert A. Whitman.

99.3	Letter agreement regarding the cancellation of Mr. Whitman's employment agreement, dated December 8, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRANKLIN COVEY CO.

Date: December 14, 2004

/s/ VAL J. CHRISTENSEN
Val J. Christensen Executive Vice President

EXHIBIT INDEX

99.1 Amended and Restated Option Agreement, dated as of December 8, 2004, by and between the Company and Robert A. Whitman.

99.2 Agreement for the Issuance of Restricted Shares, dated as of December 8, 2004, by and between the Company and Robert A. Whitman.

99.3 Letter agreement regarding the cancellation of Mr. Whitman's employment agreement, dated December 8, 2004.